U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): February 17, 2006

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                 0 - 32093                 91-2022980
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       (State or other            (Commission        (I.R.S. Identification No.)
         jurisdiction             File Number)
       of incorporation)


                          1601-B ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA 92606
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
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|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

RESTRUCTURING OF MANAGEMENT

On February 17, 2006 our Board of Directors took the following actions:

The Board removed Dr. Bogdan Maglich from his position as our Chief Executive Officer and suspended Dr. Maglich from his duties as Chairman of the Board, Treasurer and Chief Scientific Officer. This suspension is for an indefinite period and will continue until the Board determines the best course of action in the interest of the Company. The Board also removed Dr. Maglich as member of the Board's finance committee. Dr. Maglich continues to serve as a Director.

The Board elected Roger Spillmann as our new Chief Executive Officer to replace Dr. Maglich in that capacity. Mr. Spillmann will continue to serve in his capacities as our President, Chief Operating Officer and Corporate Secretary. Our employment agreement with Mr. Spillmann dated November 22, 2004 remains in effect and has not been modified. A copy of this agreement was filed as Exhibit
99.3 to the Current Report on Form 8-K filed on January 7, 2005.

The Board appointed William A. Nitze as its Interim Chairman and Peter J. Le Beau as its Vice Chairman. Both Mr. Nitze and Mr. Le Beau have served as Directors of HiEnergy since August 2004. The positions of Interim Chairman and Vice Chairman are non-executive positions and Mr. Nitze and Mr. Le Beau are not entitled to receive any additional compensation for serving in these roles.

Our Board appointed Mr. Spillmann and Colonel William J. Lacey, Jr. as Directors to fill vacancies on our Board.

The Board reconstituted its committees as follows:

-- Finance Committee - Harb S. Al-Zuhair, David R. Baker, Peter J. Le Beau, and Roger W.A. Spillmann

--    Marketing and Business Development Committee - Peter J. Le Beau, William
      A. Nitze, Roger W.A. Spillmann and Col. William J. Lacey, Jr.

-- Compensation Committee - Harb S. Al-Zuhair, David R. Baker and Col. William J. Lacey, Jr.

--    Audit Committee -David R. Baker and Peter J. Le Beau

MANAGEMENT FOLLOWING RESTRUCTURING

Following the changes made by our Board on February 17, 2006, the directors and executive officers of HiEnergy Technologies and their positions are as follows:

NAME                              POSITION
--------------------------------------------------------------------------------

Roger W.A. Spillmann              Chief Executive Officer, President, Chief
                                  Operating Officer, & Corporate Secretary
David R. Baker                    Director
William A. Nitze                  Interim Chairman of the Board*, Director
Harb S. Al-Zuhair                 Director
Peter J. Le Beau                  Vice Chairman of the Board*, Director
Colonel William J. Lacey, Jr.     Director
Dr. Bogdan C. Maglich             Chairman of the Board**, Treasurer**
                                  & Chief Scientific Officer**

*  Non-executive position.
** Dr. Maglich has been suspended from duties in these capacities.

BIOGRAPHIES OF NEW DIRECTORS

ROGER W. A. SPILLMANN - Roger Spillmann joined HiEnergy Technologies in January 2005 as Vice President and Corporate Secretary to help administer corporate governance, contract management, regulatory compliance, and shareholder relations. In September 2005, he was appointed Senior Vice President and expanded his role to include business development and capital strategy. In January 2006, he was elected by the Board to serve as President and Chief Operating Officer. Prior to joining HiEnergy, Roger Spillmann provided financial and legal consulting as an employee of Resources Connection, Inc. from July 2004 until his appointment in January 2005. Prior to Resources Connection, he served as a business development and financial services specialist with Empire Capital Leasing, Inc. ("ECL"), where he focused on asset based financing, including project finance, receivable financing, equipment leasing and related securitizations (2003-2004). Prior to ECL, Mr. Spillmann was a Managing Director and Partner of Harris, Hoover & Lewis, Inc. (HHL), a New York based middle market financial advisory and investment banking boutique, and a member of its Executive Committee, where he was responsible for strategic planning, affiliate marketing, product research and outside capital relationships (2001-2003). Prior to HHL, Mr. Spillmann was First Vice President of Investments, Director - Special Accounts Group (SAG) with Prudential Securities in New York City, specializing in advising corporations, institutions and high net-worth clients on asset allocation, money management, estate and tax planning, equity risk management and general investment strategies, and a Sales Analyst with the Private Client Services Group at Banc of America Securities LLC (Montgomery Securities), where he focused on corporate finance, equity derivatives, asset management and corporate and venture services directed toward leading and emerging technology companies (1997-2001). From March 1994 to 1997, Mr. Spillmann was with the Cross Border Finance Group at Clifford Chance, Rogers & Wells LLP, where he served as a corporate paralegal and assisted senior partners and associates with the development and structuring of public and private debt and equity transactions, project finance and M&A for governments, financial institutions and corporations. Upon graduation, from 1992 to 1994, Mr. Spillmann was recruited by Liz Claiborne, Inc, a Fortune 500 textile and clothing manufacturer, to participate in a rotational program with positions in its sales, production and manufacturing divisions, as well as serving as Production Coordinator for the Knitwear Division.

Roger Spillmann received a Bachelor of Arts from Dartmouth University in Hanover, NH. He also attended the Universidad Federal do Rio de Janeiro, in Brazil, and is fluent in Spanish and Portuguese. During his career, Mr. Spillmann has served on the advisory boards of several private technology companies.

COLONEL WILLIAM J. LACEY, JR. (USA, RET.) - Colonel William J. Lacey, Jr. (USA, Ret.) currently serves as the President and Chief Executive Officer for our wholly-owned subsidiary, HiEnergy Defense, Inc., and from August 2004 to October 2005 served as a member of our Board of Directors.

Col. Lacey has more than thirty years of diversified responsibility within Department of Defense (DoD) management, including senior executive level positions in congressional relations; program development, management and administration; test design and analysis; research, development, test, and evaluation of major weapons systems. His areas of expertise include counter terrorism, mine detection, border control, military medicine, and weapons of mass destruction.

Col. Lacey has worked in executive and management positions with several corporations, including, most recently, Technology Team, Inc., in the role of Program Manager/Regional Specialist and Senior Policy Analyst, supporting the DoD Office of Partnership for Peace Information Management System (January 2001-August 2003). Prior to Technology Team, Inc., he held executive positions with Integrated Concepts & Research Corporation; Militec, Inc.; EWA, Inc; and LCC, Inc.

He served in combat as an Army Special Forces Officer. During the Vietnam conflict, he was awarded two Silver Stars for valor, four Bronze Stars for valor and service, and two Purple Hearts for wounds sustained. He was also awarded the Legion of Merit.

Col. Lacey is a graduate of the University of Rhode Island (1963) and the Defense Systems Management College Test and Evaluation Course (1975), and is an MS Candidate, Business Administration, at the University of Southern Illinois.

Item 8.01. Other Events

COMPENSATION CLAIMS BY DR. MAGLICH

On January 24, 2006, personal legal counsel for Dr. Bogdan Maglich submitted a memorandum to our Board of Directors alleging that, despite our payment to Dr. Maglich of salary, bonuses, expenses and other benefits, some of the provisions of his employment agreement had not been implemented, resulting in an adverse financial impact to Dr. Maglich personally. Dr. Maglich's legal counsel proposed to settle this claim for (i) cash or a demand note in the amount of $66,569,
(ii) $188,271 worth of common stock registered for sale, and (iii) $232,785 of restricted common stock. On January 25, 2006, Dr. Maglich's personal legal counsel met with the Board during which meeting it was agreed that Dr. Maglich and the company would attempt to settle the claims. On February 9, 2006, Dr. Maglich's personal legal counsel sent a letter to the Board stating that the failure to accede to Dr. Maglich's demands and provide him with certain other requested benefits, could be viewed as a constructive termination and entitle Dr. Maglich to two years severance pay pursuant to his employment agreement and "result in other significant effects on the Company." Additionally, on February 17, 2006, Dr. Maglich's legal counsel stated to the Board that his suspension as Chairman and from his other executive duties could constitute a constructive termination.

Our management has completed a preliminary evaluation of Dr. Maglich's claims, and does not believe that we owe him the amount of additional compensation and benefits that he has demanded. We have retained special litigation counsel who are expert in these matters to represent our interests and intend to vigorously contest Dr. Maglich's allegations. The costs of defending any legal action that might possibly be brought against us by Dr. Maglich could be substantial; however we are unable to predict an exact amount, or even a meaningful estimate, at this time.

PRESS RELEASES

On February 20, 2006, two press releases were issued regarding the restructuring of our management. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


February 24, 2006                           /s/ Roger W.A. Spillmann
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(Date)                                      By:   Roger W.A. Spillmann,
                                            Its:  President and CEO